EXHIBIT 31.2

                          RULE 13A-14(a) CERTIFICATION

I, Arnold Tinter, certify that:

1. I have reviewed this annual report on Form 10-KSB of Spicy Pickle Franchising, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements and other financial information included in this report, fairly present in all material respects the financial condition, results of operations, and cash flows of the small business issuer as of, and for, the periods presented in this report;



Date:    March 29, 2007                /s/ ARNOLD TINTER
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                                       Arnold Tinter
                                       Chief Financial Officer